                                             Exhibit 99.1

Media contact	Investor contact
Chris Grams, 312.930.3435	John Peschier, 312.930.8491
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE
CME Group Inc. Reports Fourth-Quarter and Full-Year 2020 Financial Results
    CHICAGO, February 10, 2021 - CME Group Inc. (NASDAQ: CME) today reported financial results for the fourth quarter and full year of 2020.
    The company reported revenue of $1.1 billion and operating income of $515 million for the fourth quarter of 2020. Net income was $424 million and diluted earnings per share were $1.18. On an adjusted basis, net income was $497 million and diluted earnings per share were $1.39. Financial results presented on an adjusted basis for the fourth quarter of 2020 and 2019 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    Total revenue for full-year 2020 was $4.9 billion and operating income was $2.6 billion. Net income was $2.1 billion and diluted earnings per share were $5.87. On an adjusted basis, net income was $2.4 billion, and diluted earnings per share were $6.72.
    "As the ongoing global pandemic created an environment of extreme uncertainty and market volatility, we remained highly focused on helping our clients manage risk that was impacting their businesses," said CME Group Chairman and Chief Executive Officer Terry Duffy. "Despite the challenges, we achieved record international volume during full-year 2020 and saw strong, double-digit, year-over-year growth in the fourth quarter across our Equity Index and Agricultural businesses. Since the start of 2021, we completed the migration of our BrokerTec business to CME Globex, unlocking additional value and cost efficiencies for our clients who can now access listed derivatives, cash and repo markets on a common platform. Looking ahead, we will continue to deliver innovative products that can address our clients' evolving needs, including Q1 launches for Ether futures, Global Emissions Offset futures and Japanese energy futures."
    Fourth-quarter 2020 average daily volume (ADV) was 16.2 million contracts. Non-U.S. ADV for full-year 2020 reached a record 5.3 million contracts.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

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    Clearing and transaction fees revenue for fourth-quarter 2020 totaled $843 million. The total average rate per contract was $0.699. Market data revenue totaled $140 million for fourth-quarter 2020.
    As of December 31, 2020, the company had approximately $1.7 billion in cash (including $100 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company declared dividends during 2020 of
$2.1 billion, including the annual variable dividend of $895 million. The company has returned over $15.3 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

    CME Group will hold a Q&A conference call to discuss fourth-quarter 2020 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex® platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing. With a range of pre- and post-trade products and services underpinning the entire lifecycle of a trade, CME Group also offers optimization and reconciliation services through TriOptima, and trade processing services through Traiana.
CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc.  CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc.  NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc.  COMEX is a trademark of Commodity Exchange, Inc. BrokerTec, EBS, TriOptima, and Traiana are trademarks of BrokerTec Europe LTD, EBS Group LTD, TriOptima AB, and Traiana, Inc., respectively. Dow Jones, Dow Jones Industrial Average, S&P 500 and S&P are service and/or trademarks of Dow Jones Trademark Holdings LLC, Standard & Poor's Financial Services LLC and S&P/Dow Jones Indices LLC, as the case may be, and have been licensed for use by Chicago Mercantile Exchange Inc.  All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; the impact of the COVID-19 pandemic and response by governments and other third parties; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with NEX; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q.

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$1,633.2	$1,551.4
Marketable securities	100.9	83.2
Accounts receivable, net of allowance	461.3	491.8
Other current assets (includes $4.7 and $4.3 in restricted cash)	306.7	364.4
Performance bonds and guaranty fund contributions	86,781.8	37,077.0
Total current assets	89,283.9	39,567.8
Property, net of accumulated depreciation and amortization	579.2	544.0
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	4,865.3	5,117.7
Goodwill	10,798.8	10,742.5
Other assets (includes $0.6 and $0.9 in restricted cash)	1,957.1	2,068.0
Total Assets	$124,659.6	$75,215.3
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$69.3	$61.9
Other current liabilities	1,346.8	1,384.8
Performance bonds and guaranty fund contributions	86,781.8	37,075.8
Total current liabilities	88,197.9	38,522.5
Long-term debt	3,443.8	3,743.2
Deferred income tax liabilities, net	5,607.0	5,635.2
Other liabilities	1,059.4	1,155.1
Total Liabilities	98,308.1	49,056.0
CME Group Shareholders’ Equity	26,319.9	26,128.9
Non-controlling interests	31.6	30.4
Total Equity	26,351.5	26,159.3
Total Liabilities and Equity	$124,659.6	$75,215.3

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Clearing and transaction fees	$843.0	$901.0	$3,897.4	$3,946.1
Market data and information services	139.8	130.3	545.4	518.5
Other	115.7	107.1	440.8	403.4
Total Revenues	1,098.5	1,138.4	4,883.6	4,868.0
Expenses
Compensation and benefits	215.6	217.6	856.5	898.7
Technology	53.6	53.1	198.5	201.5
Professional fees and outside services	50.0	49.8	191.3	174.1
Amortization of purchased intangibles	79.0	78.1	311.2	314.7
Depreciation and amortization	41.5	38.0	153.2	158.6
Licensing and other fee agreements	57.9	41.3	244.9	172.2
Other	85.9	87.5	290.6	360.4
Total Expenses	583.5	565.4	2,246.2	2,280.2
Operating Income	515.0	573.0	2,637.4	2,587.8
Non-Operating Income (Expense)
Investment income	31.1	147.6	182.7	637.9
Interest and other borrowing costs	(41.7)	(42.0)	(166.2)	(178.0)
Equity in net earnings (losses) of unconsolidated subsidiaries	46.6	44.5	190.6	176.8
Other non-operating income (expense)	(16.0)	(99.0)	(122.4)	(534.9)
Total Non-Operating Income (Expense)	20.0	51.1	84.7	101.8
Income before Income Taxes	535.0	624.1	2,722.1	2,689.6
Income tax provision	110.2	155.1	615.7	573.8
Net Income	424.8	469.0	2,106.4	2,115.8
Less: net (income) loss attributable to non-controlling interests	(0.8)	0.5	(1.2)	0.7
Net Income Attributable to CME Group	$424.0	$469.5	$2,105.2	$2,116.5
Earnings per Common Share Attributable to CME Group:
Basic	$1.18	$1.31	$5.88	$5.93
Diluted	1.18	1.31	5.87	5.91
Weighted Average Number of Common Shares:
Basic	358,047	357,456	357,764	357,155
Diluted	358,612	358,354	358,524	358,239

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	4Q 2019	1Q 2020	2Q 2020	3Q 2020	4Q 2020
Trading Days	64	62	63	64	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	4Q 2019	1Q 2020	2Q 2020	3Q 2020	4Q 2020
Interest rates	8,638	13,813	6,890	5,315	6,273
Equity indexes	3,252	6,498	5,568	5,410	5,148
Foreign exchange	839	1,079	725	829	818
Energy	2,213	3,228	2,586	1,852	1,940
Agricultural commodities	1,278	1,506	1,311	1,372	1,478
Metals	652	889	519	825	568
Total	16,872	27,013	17,599	15,603	16,225
Venue
CME Globex	15,356	24,582	16,992	15,054	15,469
Open outcry(2)	867	1,281	—	108	273
Privately negotiated	650	1,149	607	441	483
Total	16,872	27,013	17,599	15,603	16,225

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	4Q 2019	1Q 2020	2Q 2020	3Q 2020	4Q 2020
Interest rates	$0.507	$0.488	$0.510	$0.506	$0.490
Equity indexes	0.654	0.616	0.574	0.525	0.523
Foreign exchange	0.732	0.721	0.786	0.763	0.739
Energy	1.133	1.108	1.191	1.171	1.165
Agricultural commodities	1.242	1.260	1.316	1.284	1.301
Metals	1.344	1.429	1.518	1.309	1.389
Average RPC	$0.717	$0.676	$0.731	$0.716	$0.699

1. ADV and RPC includes futures and options on futures only.
2. Due to the COVID-19 pandemic, in March 2020 we closed our open outcry trading floor and reopened it in August 2020 for Eurodollar options. Currently, the remainder of the trading floor is closed.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net Income Attributable to CME Group	$424.0	$469.5	$2,105.2	$2,116.5

Restructuring and severance	5.5	6.4	22.1	20.8

Amortization of purchased intangibles	79.0	78.1	311.2	314.7

Litigation matters	0.8	—	8.2	—

Acquisition-related costs(1)	16.2	8.6	42.6	31.3

Foreign exchange transaction losses	6.9	5.5	9.3	7.2

Acceleration of contractual commitments	—	—	—	(1.3)

Unrealized and realized (gains) losses on investments	0.5	(18.3)	6.8	1.8

Loss on real estate sublease and related costs	—	0.5	—	5.9

(Gains) Losses on derivatives	—	(0.2)	(1.5)	17.7

Realized and unrealized losses on assets(2)	4.3	2.9	33.1	81.7

Trading floor enhancements	—	—	2.5	—

Income tax effect related to above	(24.2)	(6.4)	(109.9)	(99.7)

Other income tax items(3)	(15.9)	(2.2)	(18.5)	(62.2)

Adjusted Net Income Attributable to CME Group	$497.1	$544.4	$2,411.1	$2,434.4

GAAP Earnings per Common Share Attributable to CME Group:
Basic	$1.18	$1.31	$5.88	$5.93
Diluted	1.18	1.31	5.87	5.91

Adjusted Earnings per Common Share Attributable to CME Group:
Basic	$1.39	$1.52	$6.74	$6.82
Diluted	1.39	1.52	6.72	6.80

Weighted Average Number of Common Shares:
Basic	358,047	357,456	357,764	357,155
Diluted	358,612	358,354	358,524	358,239

1. Acquisition-related costs primarily include professional fees related to the NEX transaction.
2. Results include net gains and losses on intangible assets, fixed assets and assets held for sale.
3. Other income tax items include the income tax impacts related primarily to the remeasurement of tax positions resulting from state and local income tax changes.